UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 21, 2019

BIO-PATH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36333	87-0652870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4710 Bellaire Boulevard, Suite 210, Bellaire, Texas	77401
(Address of principal executive offices)	(Zip Code)

(832) 742-1357

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BPTH	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On November 21, 2019, Bio-Path Holdings, Inc. (the “Company”) and several institutional investors entered into securities purchase agreements (the “Purchase Agreements”), pursuant to which the Company agreed to sell, in a registered direct offering (the “Registered Direct Offering”), an aggregate of 808,080 shares (the “Shares”) of its common stock, par value $0.001 per share (“Common Stock”), and warrants to purchase up to 606,060 shares of Common Stock (the “Investor Warrants”) for a purchase price of $9.90 per Share and accompanying Investor Warrant and gross proceeds of approximately $8.0 million. Subject to certain ownership limitations, the Investor Warrants will be exercisable immediately upon issuance, have a term of five years from issuance and have an exercise price of $9.90 per share. The number of shares issuable upon exercise of the Investor Warrants and the exercise price of the Investor Warrants are adjustable in the event of stock splits, stock dividends, combinations of shares and similar recapitalization transactions.

On November 20, 2019, the Company entered into an engagement letter (the “Engagement Letter”) with H.C. Wainwright & Co., LLC (the “Placement Agent”), pursuant to which the Placement Agent agreed to serve as the exclusive placement agent for the Company, on a reasonable best efforts basis, in connection with the Registered Direct Offering. The Company has agreed to pay the Placement Agent an aggregate cash fee equal to 7.0% of the gross proceeds received in the Registered Direct Offering. In addition, the Company has agreed to grant to the Placement Agent warrants to purchase up to 48,485 shares of Common Stock (the “Placement Agent Warrants”). The Placement Agent Warrants will be substantially on the same terms as the Investor Warrants, except that the Placement Agent Warrants will have an exercise price of $12.375 per share and will have a term of five years from the effective date of the Registered Direct Offering. The Company will also reimburse the Placement Agent $85,000 for non-accountable expenses and $10,000 for clearing expenses.

The Shares, Investor Warrants, Placement Agent Warrants and the shares issuable upon exercise of the Investor Warrants and Placement Agent Warrants will be issued pursuant to a prospectus supplement dated as of November 21, 2019, which was filed with the Securities and Exchange Commission in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-231537), which became effective on June 5, 2019, and the base prospectus dated as of June 5, 2019 contained in such registration statement.

The net proceeds to the Company from the Registered Direct Offering, after deducting the Placement Agent’s fees and expenses and the Company’s estimated offering expenses, and excluding the proceeds, if any, from the exercise of the Investor Warrants and the Placement Agent Warrants, are expected to be approximately $7.3 million. The Registered Direct Offering is expected to close on or about November 25, 2019, subject to the satisfaction of customary closing conditions. The Company currently intends to use these net proceeds for working capital and general corporate purposes.

The legal opinion of Winstead PC relating to the legality of the issuance and sale of the Shares, Investor Warrants, Placement Agent Warrants and the shares issuable upon exercise of the Investor Warrants and Placement Agent Warrants in the Registered Direct Offering is attached as Exhibit 5.1 to this Current Report on Form 8-K.

The description of terms and conditions of the Engagement Letter, the form of Purchase Agreement, the form of Investor Warrant and the form of Placement Agent Warrant set forth herein do not purport to be complete and are qualified in their entirety by the full text of the Engagement Letter, the form of Purchase Agreement and the form of Placement Agent Warrant, which are attached hereto as Exhibits 99.1, 10.1, 4.1 and 4.2, respectively.

Item 7.01 Regulation FD Disclosure.

On November 21, 2019, the Company issued a press release regarding the transactions described above under Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1*	Form of Investor Warrant

4.2*	Form of Placement Agent Warrant

5.1*	Opinion of Winstead PC

10.1*	Form of Securities Purchase Agreement

23.1*	Consent of Winstead PC (included in Exhibit 5.1)

99.1*	Engagement Letter, dated as of November 20, 2019, by and between Bio-Path Holdings, Inc. and H.C. Wainwright & Co., LLC

99.2*	Press Release dated November 21, 2019

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-PATH HOLDINGS, Inc.

Dated: November 22, 2019	By:	/s/ Peter H. Nielsen
Peter H. Nielsen
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
4.1*	Form of Investor Warrant

4.2*	Form of Placement Agent Warrant

5.1*	Opinion of Winstead PC

10.1*	Form of Securities Purchase Agreement

23.1*	Consent of Winstead PC (included in Exhibit 5.1)

99.1*	Engagement Letter, dated as of November 20, 2019, by and between Bio-Path Holdings, Inc. and H.C. Wainwright & Co., LLC

99.2*	Press Release dated November 21, 2019

* Filed herewith.